Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 30, 2015, relating to the financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 30, 2016